                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 IN RESPECT OF
                             6 1/2% NOTES DUE 2003
                                      AND
                           7 3/8% DEBENTURES DUE 2018
                                       OF

                                IMC GLOBAL INC.

                  Pursuant to the Prospectus dated      , 1998

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              THE BANK OF NEW YORK
                             (THE "EXCHANGE AGENT")

  By Hand or Overnight     By Facsimile Transmission:    By Registered or
       Delivery:          (Eligible Institutions Only)   Certified Mail:



  The Bank of New York           (212) 815-6339        The Bank of New York
   101 Barclay Street                                 101 Barclay Street, 7E

    Corporate Trust         To Confirm by Telephone     New York, New York
    Services Window         or for Information Call:          10286
      Ground Level                                          Attention:
                                                          Reorganization

       Attention:                (212) 815-6337
     Reorganization                                   Section,
 Section,

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

  As set forth in the Prospectus dated      , 1998 (as it may be supplemented
and amended from time to time, the "Prospectus") of IMC Global Inc. (the "Company") under the caption "Exchange Offer--Guaranteed Delivery Procedures," and in the Instructions to the related Letter of Transmittal (the "Letter of Transmittal"), this form, or one substantially equivalent hereto, or an Agent's Message relating to the guaranteed delivery procedures, must be used to accept the Company's offer (the "Exchange Offer") to exchange its 6 1/2% Notes due 2003 ("Exchange Notes") and 7 3/8% Debentures due 2018 ("Exchange Debentures"), each registered under the Securities Act of 1933, as amended (the "Securities Act"), for its 6 1/2% Notes due 2003 ("Notes") and its 7 3/8% Debentures due 2018 ("Debentures"), respectively, if time will not permit the Letter of Transmittal, certificates representing such Notes or Debentures or other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date (as defined).

  This form must be delivered by an Eligible Institution (as defined) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor (as defined in the Letter of Transmittal) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal. This form is not to be used to guarantee signatures.

  Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address above. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.


   THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
 YORK CITY TIME, ON      , 1998, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE
 SAME MAY BE EXTENDED, THE "EXPIRATION DATE").

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Ladies and Gentlemen:

  The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Notes and/or the Debentures specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under "Exchange Offer-- Guaranteed Delivery Procedures" and in Instruction 2 to the Letter of Transmittal. The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company with respect to the Notes and/or the Debentures tendered pursuant to the Exchange Offer.

  The undersigned understands that Notes or Debentures will be exchanged only after timely receipt by the Exchange Agent of (i) such Notes or Debentures, or a confirmation of book-entry transfer, and (ii) a Letter of Transmittal (or a manually signed facsimile thereof), including by means of an Agent's Message, of the transfer of such Notes or Debentures into the Exchange Agent's account at the Book-Entry Transfer Facility, with respect to such Notes or Debentures, properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the execution hereof. The undersigned also understands that the method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent.

  The undersigned understands that tenders of Notes or Debentures will each be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of Notes or Debentures may be withdrawn at any time prior to the Expiration Date.

  All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

  All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

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

                           PLEASE SIGN AND COMPLETE


 Signature(s) of Registered Holder(s)
 or
 Authorized Signatory: _______________   Date: _______________________________


 -------------------------------------   Address: ____________________________


 -------------------------------------   -------------------------------------


 Name(s) of Registered Holder(s): ____   Area Code and Telephone No. _________


 -------------------------------------   If Notes and/or Debentures will be
                                         delivered by book-entry transfer,
                                         check book-entry transfer facility
                                         below:

 -------------------------------------


 Principal Amount of Notes Tendered: _
                                         [_] The Depository Trust Company

 -------------------------------------


                                         Depository
 Principal Amount of Debentures          Account No. _________________________
 Tendered: ___________________________

 -------------------------------------

 Certificate No.(s) of Notes and/or
 Debentures
 (if available) ______________________



   This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Notes and/or Debentures or on a security position listing as the owner of Notes and/or Debentures, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery without alteration, enlargement or any change whatsoever. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     Please print name(s) and address(es)

 Name(s): ____________________________________________________________________

 -----------------------------------------------------------------------------

 Capacity: ___________________________________________________________________

 Address(es): ________________________________________________________________

 -----------------------------------------------------------------------------

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  DO NOT SEND NOTES OR DEBENTURES WITH THIS FORM. NOTES AND DEBENTURES SHOULD
BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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


                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Notes and/or the Debentures tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Notes and/or Debentures complies with Rule 14e-4 and (iii) guarantees that the Notes and/or the Debentures tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Prospectus under "Exchange Offer--Guaranteed Delivery Procedures"), and that the Exchange Agent will receive (a) such Notes and/or Debentures, or a confirmation of book-entry transfer of such Notes and/or Debentures into the Exchange Agent's account at the Book-Entry Transfer Facility and (b) a properly completed and duly executed Letter of Transmittal or facsimile thereof (or Agent's message) with any required signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and confirmation of book-entry transfer to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _______________________________________________________________

 Authorized Signature: _______________________________________________________

 Title: ______________________________________________________________________

 Address: ____________________________________________________________________

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                                                            (Zip Code)

 Area Code and Telephone Number: _____________________________________________

 Dated: ________________________ , 1998


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